Exhibit 32.1
Certification of Chief Executive Officer and Chief Financial Officer of Neenah Enterprises, Inc. pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned President and Chief Executive Officer, and Corporate Vice President — Finance and Chief Financial Officer of Neenah Enterprises, Inc. (the “Company”), hereby certify, based on our knowledge, that the Annual Report on Form 10-K of the Company for the year ended September 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
DATE: December 29, 2008

/s/Robert E. Ostendorf, Jr. Robert E. Ostendorf, Jr.
President and Chief Executive Officer

/s/Jeffrey S. Jenkins Jeffrey S. Jenkins
Corporate Vice President — Finance
and Chief Financial Officer